UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/16/2015

Discovery Communications, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Discovery Place
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Discovery Communications, Inc. will host its inaugural Investor Day on Tuesday, September 29, 2015, in New York City. David Zaslav, President & CEO and Andrew Warren, Chief Financial Officer will discuss the Company’s strategy and outlook. JB Perrette, President, Discovery Networks International; Bruce Campbell, Chief Development & Digital Officer and General Counsel; and Rich Ross, Group President, Discovery Channel, Animal Planet and Science Channel, as well as additional featured speakers, also will present. The event will begin at 8:15 a.m. ET and conclude at 12:15 p.m. ET.

Attendance at the event is by invitation only. A live video webcast will be available on Discovery Communications’ website at www.discoverycommunications.com. Please go to the website at least ten minutes in advance to ensure you are connected prior to the start of the program.
A replay of the webcast will be available approximately one hour after the completion of the event. The replay will be available in the “Investor Relations” section of the Company’s website.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release dated September 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

Date: September 16, 2015	By:	/s/ Bruce Campbell
Bruce Campbell
Chief Development & Digital Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 16, 2015